Exhibit 99.1

CONTANGO OIL & GAS COMPANY

NEWS RELEASE

Contango Announces Management Promotion and Additions; Clarifies Recent Share Registrations

July 6, 2020 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE American: MCF) (“Contango” or the “Company”) announced today that Farley Dakan has been promoted to the position of President of the Company. Additionally, the Company has appointed Chad Roller as Senior Vice President – Chief Operating Officer and Chad McLawhorn as Senior Vice President – General Counsel and Corporate Secretary of the Company. Wilkie Colyer, previously the Company’s President & Chief Executive Officer, will remain the Company’s Chief Executive Officer. Messrs. Dakan, Roller, and McLawhorn will report to Mr. Colyer.

Chad Roller, PhD, most recently served as President and Chief Operating Officer of the general partner for Mid-Con Energy Partners, LP. Previously, he served as Vice President of Development and Petroleum Engineer at Mid-Con Energy Operating. Additional experience includes multiple roles at Royal Dutch Shell including Advisor to the Chief Petroleum Engineer, Business Planner, Deepwater Exploration Support, and Petroleum Engineer. Chad Roller received his PhD from Rice University and Master of Science and Bachelor of Science degrees from the University of Oklahoma.

Chad McLawhorn served as Vice President, General Counsel and Corporate Secretary of the general partner of Mid-Con Energy Partners, LP, a publicly held upstream master limited partnership, from March 2016 to June 2020. From August 2009 to March 2016, he held a series of positions of increasing responsibility at Samson Resources Corporation, a privately held oil and gas company, including Assistant General Counsel and Corporate Secretary. Earlier in his career, Mr. McLawhorn was in private practice with McAfee & Taft. Mr. McLawhorn received his Bachelor of Science degree from the University of Oklahoma and his Juris Doctor also from the University of Oklahoma.

The Company would also like to comment on the registration statements filed following conversion of preferred stock sold in private placements in late 2019 to common stock. While the phrase “selling shareholders” is used to describe the holders of stock covered by these registration statements, it does not necessarily mean that those individuals or entities are selling or will sell any common stock. Notably, none of Messrs. Goff, Colyer, or Dakan have sold any shares of stock in the Company dating back to the beginning of their active involvement with Contango in 2018 (Goff/Colyer) and 2019 (Dakan).

Wilkie S. Colyer, the Company’s Chief Executive Officer, said “We are excited to bring Chad and Chad on board to the Contango team. They will be vital in managing not just the Mid-Con assets under our Management Services Agreement but the rest of the Contango portfolio as well. I have known and worked closely with Chad Roller and Chad McLawhorn for several years and know they will be able to drive incremental value for Contango shareholders. Farley’s promotion is less a change in scope and more to better reflect his role and level of responsibility at the Company, but it will not change our focus on making acquisitions in this target rich environment. This continues to be a Company with insiders as the largest shareholders, and we know of no better way to align interests with that of outside shareholders than that.”

About Contango Oil & Gas Company

Contango Oil & Gas Company is a Houston, Texas based, independent oil and natural gas company whose business is to maximize production and cash flow from its offshore properties in the shallow waters of the Gulf of Mexico and onshore properties in Texas, Oklahoma, Louisiana and Wyoming and, when determined appropriate, to use that cash flow to explore, develop, exploit, and increase production from its existing properties, to acquire additional PDP-heavy crude oil and natural gas properties or to pay down debt. Additional information is available on the Company’s website at http://contango.com. Information on our website is not part of this release.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on Contango’s current expectations and include statements regarding our estimates of future production and other guidance (including information regarding production, lease operating expenses, cash G&A expenses, and DD&A Rate), the Company’s drilling program and capital expenditures, our liquidity and access to capital, expected reduction in overall drilling costs, the potential impact of the COVID-19 pandemic and the low and volatile commodity price environment, potential acquisitions and divestitures, future results of operations, the quality and nature of the asset base, our outlook in the current downturn, opportunities for consolidation, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance. Words and phrases used to identify our forward-looking statements include terms such as “guidance”, “expects”, “projects”, “anticipates”, “believes”, “plans”, “estimates”, “potential”, “possible”, “probable”, “intends”, “forecasts”, “view”, “efforts”, “goal”, “positions” or words and phrases stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, benefits of changes in management, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); increased relative costs and the speculative nature of offshore prospects; uncertainties as to the availability and cost of financing; our relationships with lenders; our ability to comply with financial covenants in our debt instruments, repay indebtedness and access new sources of indebtedness and/or provide additional liquidity for future capital expenditures; expected reduction in our borrowing base and our ability to avoid or repay excess borrowings as a result of such reduction; our ability to execute on our strategy, including execution of any changes in our strategy or our new fee for service offering; fluctuations in or sustained low commodity prices; availability and effect of storage of production; expected benefits of and risks associated with derivative positions; our ability to realize expected value from acquisitions and to complete strategic dispositions of assets and realize the benefits of such dispositions; the need to take impairments on properties due to lower commodity prices; the limited trading volume of our common stock and general trading market volatility; outbreaks and pandemics, even outside our areas of operation, including COVID-19; the ability of our management team to execute its plans or to meet its goals; shortages of drilling equipment, oil field personnel and services; unavailability of gathering systems, pipelines and processing facilities; the possibility that government policies may change or governmental approvals may be delayed or withheld; and the other factors discussed in our reports filed or furnished with the SEC, including under the “Risk Factors” heading in our annual report on Form 10-K for the year ended December 31, 2019 and our quarterly reports on Form 10-Q filed with the SEC. Additional information on these and other factors, many of which may be unknown or unpredictable at this time, which could affect Contango’s operations or financial results are included in Contango’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. Initial production rates of wells and initial indications of formation performance or the benefits of any transaction are not necessarily indicative of future or long-term results. This release is not an offer to sell, or a solicitation to buy, any securities of the Company.

Contact:

Contango Oil & Gas Company

E. Joseph Grady – 713-236-7400

Senior Vice President and Chief Financial Officer